UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2009

Protection One Alarm
Protection One, Inc.	Monitoring, Inc.
(Exact Name of Registrant	(Exact Name of Registrant
as Specified in Charter)	as Specified in Charter)

Delaware	Delaware
(State or Other Jurisdiction	(State or Other Jurisdiction
of Incorporation)	of Incorporation)

1-12181-01	1-12181
(Commission File Number)	(Commission File Number)

93-1063818	93-1065479
(I.R.S. Employer	(I.R.S. Employer
Identification No.)	Identification No.)

1035 N. 3rd Street, Suite 101	1035 N. 3rd Street, Suite 101
Lawrence, Kansas 66044	Lawrence, Kansas 66044
(Address of Principal Executive	(Address of Principal Executive
Offices, Including Zip Code)	Offices, Including Zip Code)

(785) 856-5500	(785) 856-5500
(Registrant’s Telephone Number	(Registrant’s Telephone Number
Including Area Code)	Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2009, Alex Hocherman was appointed to the Board of Directors of Protection One, Inc. and Protection One Alarm Monitoring, Inc. (together, the “Company”) to fill the vacancy created by the resignation of Mr. Rattner on February 23, 2009.  Mr. Hocherman is a designee of POI Acquisition, LLC, the Company’s largest stockholder and an affiliate of Quadrangle Group LLC (collectively, “Quadrangle”), pursuant to the terms of the Amended and Restated Stockholders Agreement, dated as of April 2, 2007, among the Company and affiliates of Quadrangle and Monarch Alternative Capital LP.  For a description of the Company’s relationship with Quadrangle, see the Company’s Definitive Information Statement on Form 14C, which the Company filed with the Securities and Exchange Commission on April 29, 2008.

On April 1, 2009, Kimberly G. Lessner notified the Company of her resignation as Chief Marketing Officer and Executive Vice President of the Company, effective April 15, 2009. Ms. Lessner resigned to pursue other interests and to spend more time with her family.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTION ONE, INC.

Date: April 7, 2009	By:	/s/ J. Eric Griffin
Name: J. Eric Griffin
Title: Vice President and General Counsel

PROTECTION ONE ALARM
MONITORING, INC.

Date: April 7, 2009	By:	/s/ J. Eric Griffin
Name: J. Eric Griffin
Title: Vice President and General Counsel